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                                                                  EXHIBIT 10(nn)




                       [COEUR D'ALENE MINES LETTERHEAD]




June 28, 1994


Mr. Dennis E. Wheeler
Coeur d'Alene Mines Corporation
505 Front Avenue
P.O. Box I
Coeur d'Alene, Idaho  83814

Dear Dennis:

         Presented to you for execution in duplicate is this letter pertaining to the Company's Non-qualified Stock Option Agreement, Restricted Stock Grant Agreement and Employment and Severance Agreement. (The Stock Option Agreement and the Stock Grant Agreement are made pursuant to the 1989 Long-Term Incentive Plan.)

Employment and Severance Agreement

         The Employment and Severance Agreement which is dated as of March 30, 1989 currently terminates at June 1, 1996, subject to all of the terms of that agreement, as amended. However, this letter will document a new termination date at June 1, 1997 and continuing automatically for a new year on June 1st of any current year to the end that your Employment and Severance Agreement will always have a three year duration unless terminated or modified on June 1st of any year by written notice from the Company to you, or in accordance with the
terms of the Agreement.   Your base salary pursuant to the agreement is
$325,000 per year. If the Board of Directors should at anytime increase the base salary, that becomes the new salary for purposes of the agreement.


Non-qualified Stock Option Agreement

         The Non-qualified Stock Option Agreement was made March 30, 1989.   It
is amended each year in the discretion of the board of directors with respect to issuance of shares pursuant to the agreement, and may be amended in other ways in accordance with its terms. This letter is intended to, and does, confirm that you agree to the terms of the agreement, as it may be amended from time- to-time as to issuance of shares, or in other ways in accordance with the agreement.
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Mr. Dennis E. Wheeler
June 28, 1994
Page 2


Restricted Stock Grant Agreement

         The Restricted Stock Grant Agreement was made March 30, 1989.   It is
amended each year in the discretion of the board of directors with respect to issuance of shares pursuant to the agreement, and may be amended in other ways in accordance with its terms. This letter is intended to, and does, confirm that you agree to the terms of the agreement, as it may be amended from time-to-time as to issuance of shares, or in other ways in accordance with the agreement.

Signature

         By signing this letter below it is understood that you agree to the terms of the three agreements.


                                                           Very truly yours,

                                                           /s/ WILLIAM F. BOYD
                                                           -------------------
                                                           William F. Boyd


WFB/mw





DATED: July 1, 1994                                /s/ DENNIS E. WHEELER
      ---------------------                        ---------------------------
                                                   Dennis E. Wheeler